EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the references to our firm and to our report dated March 17, 2000 on the financial statements of Energy Search, Incorporated (the "Company") for the years ended December 31, 1998 and December 31, 1999 ("Report") contained in the Annual Report on Form 10-KSB/A (Amendment No. 1) of the Company for the fiscal year ended December 31, 1999 (the "1999 10-KSB/A"). We further consent to the use in the 1999 10-KSB/A of our report on Supplementary Information dated March 17, 2000 (the "Report on Supplementary Information") which is presented as supplementary information to the December 31, 1999 financial statements of the Company. We also hereby consent to the incorporation by reference of our Report and the Report on Supplementary Information contained in the 1999 10-KSB/A into the Company's Registration Statement on Form S-3 (No. 333-58407), Registration Statement on Form S-8 (No. 333-80649) and Registration Statement on Form S-8 (No. 333-86849).

Plante & Moran, LLP

By: /s/ Jonathan M. Chrism, CPA
      Jonathan M. Chism, CPA

April 17, 2000
Grand Rapids, Michigan